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Exhibit 23.3

CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of Sun Bancorp, Inc. of our report dated February 11, 2003 relating to the financial statements as of and for the year ended December 31, 2002, which appears in Sun Bancorp, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2002. We also consent to the references to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Harrisburg, Pennsylvania
September 29, 2003

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  Exhibit 23.3